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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements No. 33-35242 and No. 33-74052 on Forms S-3 and Registration Statements No. 2-99035, No. 33-15640, No. 33-51914, No. 33-45785,
No. 33-29992, No. 33-79954 and No. 33-79956 on Forms S-8.



                                         /s/ ARTHUR ANDERSEN LLP



New York, New York
December 27, 1995